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                     CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated March 8, 2001, relating to the financial statements and financial highlights of Prudential Sector Funds, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
March 8, 2001